UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2004

DIGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Clopper Road Gaithersburg, Maryland		20878

(Address of principal executive offices)		(Zip Code)

(301) 944-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

     (c)      Exhibits

          99.1      Press Release dated August 12, 2004.

Item 12. Results of Operations and Financial Condition

On August 12, 2004, Digene Corporation issued a press release announcing financial results for its fourth quarter and full fiscal year ended June 30, 2004. A copy of the press release is attached as Exhibit 99.1.

In a conference call held today to announce its fourth quarter and fiscal 2004 results, Digene disclosed the following information about its fourth quarter results:

•	its revenue of $25.9 million in the fourth quarter of fiscal 2004 included $19.6 million of revenue in the U.S., a 45% increase over the comparable quarter in fiscal 2003, approximately $4.5 million of revenue in Europe, a 13% increase over the comparable quarter in fiscal 2003, and almost $2 million in South America and the Asia/Pacific regions combined, a 35% increase over the comparable quarter in fiscal 2003;

•	such revenues included revenues from Digene’s human papillomavirus (HPV) test products of $17.3 million in the U.S., a 46% increase over the comparable quarter in fiscal 2003, and almost $4 million in Europe, a 13% increase over the comparable quarter in fiscal 2003;

•	worldwide chlamydia and gonorrhea test product revenue was approximately $1 million, revenue from equipment and other products was approximately $1.5 million, due primarily to sales of Digene’s Rapid Capture® systems in the U.S., and worldwide revenue from Digene’s blood virus products was approximately $0.8 million; and

•	Digene generated over $1 million in cash from operations for the fourth quarter of fiscal 2004.

For the full fiscal year ended June 30, 2004, Digene disclosed the following information:

•	Digene’s total revenue of $90.2 million included approximately $67 million of revenue in the U.S., a 45% increase over fiscal 2003, approximately $16 million of revenue in Europe, a 42% increase over fiscal 2003 and more than $7 million of revenue in South America and the Asia/Pacific regions combined, a 27% increase over fiscal 2003;

•	such revenue included revenue from Digene’s HPV test products of almost $58 million in the U.S., a 45% increase over the comparable quarter in fiscal 2003, over $12 million in Europe, a 57% increase over fiscal 2003, and almost $4 million in South America and the Asia/Pacific regions combined, a 31% increase over fiscal 2003;

•	worldwide revenue from equipment and other products was approximately $7 million;

•	cash flow was positive; and

•	operating expenses were approximately $67 million, an increase of 22% over fiscal 2003, divided into approximately $11 million for research and development, approximately $37 million for sales and marketing and approximately $19 million for general and administrative expenses.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability under such Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION
(Registrant)

/s/Charles M. Fleischman

Date: August 12, 2004	By:	Charles M. Fleischman
	Title:	President, Chief Operating Officer and Chief Financial Officer

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